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                                                                     Exhibit 5.1



                                 Form of Opinion


                               _________ ___, 2001



Roadway Corporation
1077 Gorge Boulevard
Akron, Ohio 44310

Ladies and Gentlemen:

       We are acting as counsel to Roadway Corporation, a Delaware corporation (the "Company"), in connection with (i) the offer to exchange (the "Senior Note Exchange Offer") $1,000 principal amount at maturity of the Company's 8 1/4% Senior Notes due December 1, 2008 (the "Exchange Notes"), and the guarantees of the Exchange Notes (the "Guarantees" and, together with the Exchange Notes, the "Securities") by certain subsidiaries of the Company (the "Guarantors") in exchange for each $1,000 principal amount at maturity of the Company's outstanding 8 1/4% Senior Notes due December 1, 2008 (the "Private Notes") and the guarantees of the Private Notes by the Guarantors (together with the Private Notes, the "Original Securities") and (ii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") (No. 333-________) filed with the Securities and Exchange Commission by the Company and the Guarantors for the purpose of registering the Securities under the Securities Act of 1933 (the "Act"). The Original Securities have been, and the Securities will be, issued pursuant to an Indenture, dated as of November 30, 2001 (the "Indenture"), between the Company, the Guarantors and SunTrust Bank, as Trustee (the "Trustee").

       In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law we have deemed necessary for purposes of this opinion.

       Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

              (1) The Exchange Notes have been duly authorized and, when the Exchange Notes, in substantially the form as set forth on an exhibit to the Indenture filed as Exhibit 4.3 to the Current Report on Form 8-K filed by Roadway Corporation on December 11, 2001 and incorporated by reference to
Exhibit 4.3 of the Registration Statement, have been duly executed by authorized officers of the Company, authenticated by the Trustee, issued in accordance with the Indenture and delivered in exchange for the Private Notes in accordance with the Senior Note Exchange Offer, will be binding obligations of the Company, entitled to the benefits of the Indenture.
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              (2) Subject to the exceptions set forth in the next paragraph hereof, the Guarantees have been duly authorized and, when duly executed and delivered by authorized officers of the Guarantors, authenticated by the Trustee, and issued in accordance with the Indenture, will be binding obligations of the Guarantors.

       Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York, which are expressed to govern the Exchange Notes, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and Chapter 1701 of the Ohio Revised Code. We express no opinion with respect to any other law of the State of Delaware or the State of Ohio or any other jurisdiction. With respect to the opinions expressed in paragraph 2 hereof concerning the Guarantors Arnold Industries, Inc., Arnold Transportation Services, Inc. and New Penn Motor Express, Inc., we have assumed that the Guarantees have been duly authorized by such entities.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,